Exhibit 10.2

Cartesian Growth Corporation

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

December 31, 2020

CGC Sponsor LLC

Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

RE: Securities Purchase Agreement

Ladies and Gentlemen:

We are pleased to accept the offer you (the “Subscriber”) have made to purchase an aggregate of 7,187,500 Class B ordinary shares (the “Founder Shares”) of par value $0.0001 per share, up to 937,500 of which Founder Shares are subject to complete or partial forfeiture (the “forfeiture”) if the underwriters of the initial public offering (“IPO”) of Cartesian Growth Corporation, a Cayman Islands exempted company (the “Company”) do not fully exercise their over-allotment option (the “Over-allotment Option”). For the purposes of this Agreement (this “Agreement”), references to “Ordinary Shares” are to, collectively, the Class B ordinary shares of the Company, including the Founder Shares, and the Class A ordinary shares of the Company, $0.0001 par value per share (the “Class A Ordinary Shares”). Pursuant to the Company’s memorandum and articles of association (the “Articles”), the Founders Shares will automatically convert into Class A Ordinary Shares, upon the terms and conditions set forth in the Articles and unless the context otherwise requires, as used herein, Founder Shares shall be deemed to include any Class A Ordinary Shares issued upon conversion of the Founder Shares. The terms on which the Company is willing to sell the Founder Shares to the Subscriber, and the Company’s and the Subscriber’s agreements regarding such Founder Shares, are as follows:

1. Purchase of Founders Shares. For the aggregate sum of $25,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby sells and issues to the Subscriber, and the Subscriber hereby purchases from the Company 7,187,500 Founder Shares, for a purchase price of approximately $0.003 per share, to be issued fully paid but subject to forfeiture by the Subscriber, on the terms and subject to the conditions set forth in this Agreement. Following the Subscriber’s execution of this Agreement and if the Subscriber so requests, the Company shall deliver to the Subscriber a share certificate (the “Original Certificate”) evidencing the Founder Shares registered in the Subscriber’s name pursuant to its subscription under this Agreement.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Founder Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the offering of the Founder Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the registration statement or limited liability company agreement of the Subscriber; (ii) any agreement, indenture or instrument to which the Subscriber is a party; or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3. Organization and Authority. The Subscriber is a limited liability company duly formed, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.1.4 Experience, Financial Capability and Suitability. The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware its investment in the Company is a speculative investment that has limited liquidity, because there may never be an established market for the Company’s securities. The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber. The Subscriber can, without impairing its financial condition, hold the Founder Shares for an indefinite period of time and can afford a complete loss of the investment. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Subscriber has determined to waive its right to seek and/or receive such independent professional advice.

2.1.5. Access to Information. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.

2.1.6. Private Offering. The Subscriber represents that it is (a) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (b) not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act. The Subscriber acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law or to a non-U.S. Person under Regulation S. Accordingly, the Founder Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore, other than the transfer by the Subscriber of the aggregate amount of 75,000 Founder Shares to the independent directors of the Company pursuant to securities assignment agreements to be entered into by the Subscriber and each such independent director (the “Independent Director Founder Shares Transfers”), may not be offered, pledged or sold by the Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws or an exemption therefrom and the Subscriber understands the certificates representing the Founder Shares will contain a legend in respect of such restrictions. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or as a result of any “directed selling efforts” within the meaning of Rule 902 under Regulation S.

2.1.7 Investment Purposes. The Subscriber is purchasing the Founder Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution thereof and, other than the Independent Director Founder Shares Transfers, the Subscriber has no present arrangement to sell the Founder Shares to or through any person or entity. The Subscriber shall not engage in hedging transactions with regard to the Founder Shares unless in compliance with the Securities Act.

2.1.8. Restrictions on Transfer. The Subscriber understands the Founder Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Founder Shares have not been registered under the Securities Act, and, other than the Independent Director Founder Shares Transfers, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Founder Shares, such Founder Shares may be offered, resold, pledged or otherwise transferred only (a) in accordance with the provisions of Regulation S (Rule 901 through 905), (b) pursuant to a registration under the Securities Act, or (c) pursuant to an available exemption from registration. Other than the Independent Director Founder Shares Transfers, Subscriber agrees that if any transfer of its Founder Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Founder Shares. The Subscriber further acknowledges that because the Company is a shell company and Rule 144 may not be available to the Subscriber for the resale of the Founder Shares until one year following the consummation of a business combination despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Founder Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 Organization and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (a) the memorandum and articles of association of the Company, (b) any agreement, indenture or instrument to which the Company is a party or (c) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3. Title to Founder Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Founder Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Founder Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3. Forfeiture of Founder Shares.

3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option is not exercised in full, the Subscriber shall forfeit any and all rights to up to 937,500 Founder Shares (based upon the percentage of the Over-allotment Option not exercised) such that immediately following such forfeiture, the Subscriber and all other initial shareholders, including the independent directors, prior to the IPO will own an aggregate number of Founder Shares (not including Class A Ordinary Shares issuable upon exercise of any warrants or any shares purchased by the Subscriber in the Company’s IPO or in the aftermarket) equal to 20% of the issued and outstanding Ordinary Shares of the Company immediately following the IPO.

3.2. Termination of Rights as Shareholder. If any of the Founder Shares are forfeited by the Subscriber in accordance with this Section 3, then after such time, the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Founder Shares, and the Company shall take such action as is appropriate to cancel such Founder Shares which may include by way of the surrender and cancellation of such Founder Shares for nil consideration. In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all actions reasonably requested by the Company necessary to effect any adjustment in this Section 3 (including any such surrender as is referred to herein above).

3.3 Share Certificates. In the event an adjustment to the Original Certificate, if any, is required pursuant to this Section 3, then the Subscriber shall return such Original Certificate to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Founder Shares held by the Subscriber. The New Certificate, if any, shall be returned to the Subscriber as soon as practicable. Any such adjustment for any uncertificated securities held by the Subscriber shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Founder Shares purchased pursuant to this Agreement and any other Company securities purchased on a private placement basis, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account (as such term will be defined in the Investment Management Trust Agreement to be entered by and between the Company and the trustee thereunder), in the event of a liquidation of the Company upon the Company’s failure to timely complete a business combination. For purposes of clarity, in the event the Subscriber purchases Class A Ordinary Shares in the IPO or in the aftermarket, any additional Class A Ordinary Shares so purchased shall be eligible to receive their pro rata portion of any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Founder Shares, or any Class A Ordinary Shares purchased in the IPO or in the aftermarket, for funds held in the Trust Account upon the successful completion of a business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in the Letter Agreement (as defined in Section 5.4 below) and other than the Independent Director Founder Shares Transfers, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Founder Shares proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder and with all applicable state securities laws.

5.2 Restrictive Legends. All certificates representing the Founder Shares shall have endorsed thereon legends substantially as follows:

“THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LETTER AGREEMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LETTER AGREEMENT, EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF.”

5.3. Additional Ordinary Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than share, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding share capital without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Founder Shares subject to this Section 5 or into which such Founder Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Founder Shares subject to this Section 5 and Section 3.

5.4 Lock-up. The Subscriber acknowledges that the Founder Shares will be subject to lock-up provisions (the “Lock-up”) contained in a Letter Agreement, to be entered into prior to the date of the preliminary prospectus in connection with the IPO between the Subscriber and the Company (the “Letter Agreement”). Pursuant to the Letter Agreement and other than the Independent Director Founder Shares Transfers, the Subscriber shall not sell, transfer or otherwise assign of any or all of its Founder Shares until the earlier of (a) one year after the date of the consummation of the Company’s initial business combination (the “Consummation Date”) and (b) the date on which the last reported sale price of the Class A Ordinary Shares of the Company equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Consummation Date. Notwithstanding the foregoing, the aforesaid restrictions shall lapse if, subsequent to the Consummation Date, the Company consummates a subsequent liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

5.5 Registration Rights. The Subscriber acknowledges that the Founder Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a Registration Rights Agreement to be entered into with the Company prior to the closing of the IPO (“Registration Rights Agreement”). The Subscriber is entitled to make such number of demands that the Company registers the Founder Shares pursuant to the terms and restrictions as set forth in the Registration Rights Agreement.

6. Other Agreements.

6.1. Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 No Obligation as to Employment. The Company is not by reason of this Agreement obligated to employ, or continue to employ, the Subscriber in any capacity.

6.3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the signature page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, (c) sent by certified mail, return receipt requested, postage prepaid, or (d) sent by electronic email. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth on the signature page hereto, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if sent by certified mail, on the fifth business day following the day such mailing is made, or (iv) if sent by electronic mail, at the time of the delivery thereof to the receiving party at the address of such party set forth on the signature page hereto.

6.4. Entire Agreement. This Agreement, together with the Letter Agreement, substantially in the form to be filed as an exhibit to the Company’s registration statement on Form S-1 with the SEC, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.5. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.6. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.8. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.9. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.

6.10. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.13. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7. Voting and Tender of Shares. The Subscriber agrees to vote the Founder Shares as well as any Class A Ordinary Shares acquired in the IPO or the aftermarket in favor of a business combination that the Company negotiates and presents for approval to the Company’s shareholders and shall not seek redemption with respect to the Founder Shares. Additionally, the Subscriber agrees not to seek the redemption or repurchase of any Founder Shares in connection with a redemption or tender offer respectively presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

CARTESIAN GROWTH CORPORATION

By:	/s/ Peter Yu
Name: Peter Yu
Title: Chief Executive Officer

Address for Notices:

Cartesian Growth Corporation
Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
Attention: Peter Yu
Email: peter.yu@cartesiangroup.com

Accepted and agreed this

December 31, 2020

CGC SPONSOR LLC

By:	/s/ Paul Hong
Name: Paul Hong
Title: Manager, Vice President and Secretary

Address for Notices:
CGC Sponsor LLC
Maples Corporate Services Limited
PO Box 309
Ugland House, Grand Cayman
KY1-1104
Cayman Islands
Attention: Paul Hong
Email: paul.hong@cartesiangroup.com

[Signature Page to Securities Purchase Agreement]